UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2018

SABRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)
(682) 605-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2018, Greg Mondre notified Sabre Corporation (“Sabre”) of his retirement from Sabre’s Board of Directors, as well as from the Compensation Committee and the Executive Committee, effective December 31, 2018. Mr. Mondre’s decision to retire is not the result of any disagreement with Sabre or its management with respect to any matter relating to Sabre’s operations, policies or practices. A copy of the press release announcing Mr. Mondre’s retirement is included as Exhibit 99.1
In connection with Mr. Mondre’s retirement, the Board of Directors will appoint Joseph Osnoss to the Compensation Committee and the Executive Committee, and reduce the size of the Board to ten directors, effective December 31, 2018.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

99.1 Press Release, dated September 11, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: September 11, 2018	By:	/s/ Aimee Williams-Ramey
	Name: Title:	Aimee Williams-Ramey
Senior Vice President and General Counsel